EXHIBIT 10.1

NEITHER THIS SECURED COMMERCIAL PROMISSORY NOTE NOR THE SHARES OF COMMON STOCK UNDERLYING THIS SECURED COMMERCIAL PROMISSORY NOTE WERE ISSUED IN A REGISTERED TRANSACTION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (1) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAW; OR (ii) SUCH REGISTRATION.

 CONVERTIBLE PROMISSORY NOTE

$__,000 (the "Principal Amount")

June 7, 2016

FOR VALUE RECEIVED, CrowdGather, Inc., a Nevada corporation (the "Company"), promises to pay to _____________ an ____________ (the "Holder"), the Principal Amount, together with interest as set forth below.  This Note shall, under certain circumstances, as set forth in 1.7 below, AUTOMATICALLY BE CONVERTED to common stock of the Company, without an election by the Holder.

This Convertible Promissory Note (this "Note") is issued by the Company pursuant to a certain Subscription Agreement by and between the Company and the Holder (the "Subscription Agreement").

The following is a statement of the rights and obligations of the Holder and the Company under this Note, and the conditions to which this Note is subject, to which the Company, by the execution and delivery hereof, and the Holder, by the acceptance of this Note, agree:

1.      Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1 "Additional Securities" shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.6.1 below, deemed to be issued) by the Company after the Note Issuance Date, other than Exempted Securities.

1.2  "Company Sale" shall mean (a) a merger or consolidation of the Company with or into any other Company or other business entity (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the Voting Securities of the surviving Company); (b) a sale, lease, exchange, exclusive license or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company's assets; or (c) the acquisition by any person or any group of persons (other than the Company, any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the Company's Voting Securities as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, fifty percent (50%) or more of the combined voting power of the Voting Securities of the Company other than as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition of securities by the Company which by reducing the number of shares of the Voting Securities outstanding increases the proportionate voting power represented by the Voting Securities owned by any such person or group of persons to fifty percent (50%) or more of the combined voting power of such Voting Securities.

1.3 "Common Stock" shall mean the Company's Common Stock,

1.4 "Conversion Amount" shall mean (a) that part of the outstanding Principal Amount of this Note which the Holder elects to convert to common shares in the Company @ $.01 per share (in increments of $1,000.00 up to the entire outstanding Principal Amount) and, if an election is so made pursuant to Section 4.1 herein, (b) all accrued and unpaid interest.  In addition to the common stock, the Holder shall receive warrants in an amount of 50% of the amount of common shares of the Company converted, such warrants expiring three years from the date of issuance, at an exercise price of $.03 per share.  In the event that the closing market price of the common stock falls below $.01 for five consecutive trading days after the date of this Note, but prior to full conversion, the conversion price of the remaining principal balance (or interest) shall be at the ninety day average VWAP per share.

1.5 "Conversion Date" shall mean any date on which the Conversion Amount shall be converted into Conversion Shares.

1.6 "Conversion Price" shall be each dollar of principal and interest shall convert at $.01 per share, subject to adjustment as set forth in Subsection 4.6 herein. .  In the event that the closing market price of the common stock falls below $.01 for five consecutive trading days after the date of this Note, but prior to full conversion, the conversion price of the remaining principal balance (or interest) shall be at the preceding ninety day average VWAP per share.

1.7 "Automatic Conversion" shall mean either (a) Iconic holdings, LLC, a significant creditor of the Company, converts its balance of the convertible note issued to it and now outstanding, to common stock at a price of at least $.01 per share, (b) on the 90th day following the date of this note.  In the event of either condition, then the balance of this note and interest accrued, shall be immediately and automatically converted without the consent of the Holder, to common stock of the Company, at the same price.

1.8 "Convertible Securities" shall mean any evidences of indebtedness, shares, or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

1.9 "Conversion Shares" means the shares of the capital stock of the Company, which may be received upon conversion of this Note pursuant to conversion under Section 4.1 herein.

1.10 "Exempted Securities" shall mean, collectively, (a) the following shares of Common Stock and (b) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities:

(i)  shares of Common Stock, Options, or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.6.8, 4.6.9 or 4.6.10; or

(ii)  shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

1.11  "Note Issuance Date" shall mean the date of the issuance of the Note.

1.12  "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

1.12 "Transaction Agreements" shall mean the Subscription  Agreement,  and the documents executed and delivered in connection with the Subscription Agreement.

1.13  "Voting Securities" shall mean the outstanding capital stock having the right to vote in an election of the Board of Directors.

2.         Payments.

2.1 Maturity Date.  Unless earlier converted pursuant to Section 4 below, or earlier paid pursuant to Section 5 below, the Principal Amount and all accrued interest on the Note shall become due and payable ninety (90) days from date of note, or on demand at the option of Holder (the "Maturity Date") at the Holder's address as set forth on the signature page hereto with no further notice being required by the Holder.  Upon the payment in full of the Note, the Holder shall promptly surrender the Note to or as directed by the Company.

2.2 Acceleration on Event of Default.  Notwithstanding Section 2.1 hereof, the entire unpaid Principal Amount and accrued and unpaid interest on this Note and on all of the Notes shall be immediately due and payable upon an Event of Default (as defined in Section 6 hereof).

2.3 Interest.  This Note shall bear interest at the rate of twelve percent (12.0%) per annum, computed on a 365-day year basis, and shall accrue daily from the Note Issuance Date.  Interest shall be due and payable to the Holder with all unpaid principal on the Maturity Date.  Each payment shall be applied first to any fees, costs, or expenses of Holder, then to interest, and the balance to the Principal Amount.  Any interest payments due to the Holder hereunder shall be paid without withholding of any taxes or relief.

2.4 Default Interest.  Any amount, whether the Principal Amount, accrued interest, or fees and expenses, that is not paid when due (whether at the Maturity Date, by acceleration, or otherwise), shall bear interest daily from the date on which such Principal Amount, accrued interest, and/or fees and expenses is due until such Principal Amount, accrued interest, and all fees and expenses of this Note are paid in full, at the rate of six percent (6%) per annum, paid quarterly.

            3. Security and Collateral.  The payment obligations of the Company under this Note are secured by a first priority security interest in certain assets of the Company, as set forth in the Security Agreement.

4. Conversion.

4.1 Optional Conversion.  The Holder shall have no obligation to convert any or all of the outstanding Principal Amount of the Note into shares as described hereinabove.   While any amounts under this Note remain unpaid, the Holder shall have the option to convert the Conversion Amount of this Note into shares by delivering to the Company the written election (the "Election") in the form of the Notice of Conversion in the form attached hereto as Exhibit A, at any time after the date hereof.  Furthermore, the Holder shall have the option to (i) include all accrued and unpaid interest on this Note as of the Conversion Date as part of the Conversion Amount, or (ii) receive payment from the Company for all such accrued and unpaid interest on this Note as of the Conversion Date, and shall make such election on the Election.  The Holder of this Note, upon a conversion pursuant to this Section 4.1, will be entitled to receive that number of shares that an amount equal to the Conversion Amount as of the Conversion Date could purchase at the Conversion Price in effect on the Conversion Date.  Such conversion shall occur upon a closing at such time and on such date as shall be mutually agreeable to the Holder and the Company, but shall be no later than thirty (30) days after receipt by the Company of the Election.  In connection with a conversion pursuant to this Section 4.1, the Holder shall enter into customary stock purchase agreements and related investment documents that are mutually agreeable to the Holder and the Company.  This Note shall be cancelled effective upon the closing of such conversion and all rights with respect to payment of principal and interest under this Note shall immediately cease and terminate effective with such closing, except only the right of the Holder to receive shares, as applicable, in exchange for this cancelled Note.

4.2  Mechanics of Conversion.  As soon as practicable after a conversion of this Note pursuant to Section 4.1, the Company at its expense will cause to be issued in the name of and delivered to the Holder of this Note the Conversion shares to which the Holder shall be entitled on such conversion (bearing such legends as may be required by any agreements which may be entered into by the Holder in connection with such conversion and applicable state and federal securities laws).  No fractional shares will be issued on conversion of this Note.  If a fraction of a share would otherwise be issuable on conversion of this Note, the Company will in lieu of such issuance pay the cash value of that fractional share.  The Company shall issue certificates evidencing the Conversion shares issuable upon a conversion when this Note is either delivered to the Company, duly endorsed, at the office of the Company, or the Holder notifies the Company that the Note has been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.  As soon as practicable after delivery of the Note, or delivery of an agreement and indemnification in the case of a lost Note, the

Company shall issue and deliver to the Holder (a) certificates for the Conversion shares to which the Holders shall be entitled, and (b) an amount equal to the cash amounts payable as a result of any fractional share adjustment of such Conversion shares.  The Holder shall be treated for all purposes as the record holder of such Conversion shares on the Conversion Date.

4.3 Obligation Absolute.  The Company's obligations to issue and deliver the Conversion sharesupon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation, or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion shares; provided, however, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.  Nothing herein shall limit the Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 6 herein and the Holder shall have the right to pursue all remedies available to her at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

4.4  Reservation of Shares and Warrants Issuable Upon Conversion.  The Company covenants that it shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, and Warrants solely for the purpose of issuance upon conversion of the Note, as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable, including shares underlying the Warrants (taking into account the adjustments of Section 4.6) upon the conversion of the Conversion Amount of the Note.  The Company covenants that all shares of Common Stock and Warrants that shall be so issued upon conversion of this Note shall, upon such issue, be duly and validly authorized, issued and fully paid, and non-assessable.

4.5       Transfer Taxes.  The issuance of certificates for Shares of the Common Stock and Warrants on conversion of the Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of the Note so converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  If Conversion shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

            4.6   Certain Adjustments.

4.6.1  Deemed Issue of Additional Shares of Common Stock.

(a) If the Company at any time or from time to time after the Note Issuance Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)  If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Subsections 4.6.2, 4.6.3, or 4.6.4 are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.

(c)  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Subsections 4.6.2, 4.6.3 or 4.6.4, are revised after the Note Issuance Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Securities subject thereto (determined in the manner provided in Subsection 4.6.1(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Subsections 4.6.2, 4.6.3 or 4.6.4, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)  If the number of shares of Common Stock issuable upon the exercise, conversion, and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Subsection 4.6 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.6.1).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Subsection 4.6.1 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.6.2 Adjustment for the Issuance of Additional Shares of Common Stock During Term of the Note.  If, during the term of the Note, the Company issues Additional Securities (including Additional Securities deemed to be issued pursuant to Subsection 4.6.1), for a consideration per share payable to the Company of less than $.30, in any private or public transaction that results in the issuance of at least an additional one percent (1%) of Additional Securities on a fully diluted, as converted to Common Stock basis, the Conversion Price of this Note shall be adjusted so that the Conversion Shares that would be owned by the Holder upon conversion of the Note immediately after such issuance of Additional Securities continue to represent the same percentage of the outstanding capital stock of the Company (calculated on a fully diluted, as converted to Common Stock basis) as the Conversion Shares that would be owned by the Holder upon conversion of the Note immediately prior to such issuance represented.

4.6.3    No Adjustment of Conversion Price.  No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Company receives written notice from the Holder agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.6.4    Determination of Consideration.  For purposes of this Subsection 4.6, the consideration received by the Company for the issue of any Additional Securities shall be computed as follows:

(a) Cash and Property:  Such consideration shall:

(i)  insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(ii)  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

(iii)  in the event Additional Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Company.

(b)        Options and Convertible Securities.  The consideration per share received by the Company for Additional Securities deemed to have been issued pursuant to Subsection 4.6.1, relating to Options and Convertible Securities, shall be determined by dividing:

(i)  the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by:

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.6.5    Multiple Closing Dates.  In the event the Company shall issue on more than one date Additional Securities that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Subsections 4.6.2,, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.6.6    Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the Note Issuance Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Conversion shares issuable on conversion of this Note shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Company shall at any time or from time to time after the date of this Note combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Conversion shares issuable on conversion of this Note shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6.7    Adjustment for Certain Dividends and Distributions on Common Stock.  In the event the Company at any time or from time to time after the Note Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(a)        the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)        the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

4.6.8    Adjustments for Other Dividends and Distributions.  In the event the Company at any time or from time to time after the Note Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 4.6.7 do not apply to such dividend or distribution, then and in each such event the Holder, upon conversion of the Conversion Amount into shares of Common Stock, pursuant to this Note, shall receive, simultaneously with effectiveness of such conversion, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if the Conversion Amount of this Note had been converted to Common Stock on the date of such event.

4.6.9    Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4.6, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, as promptly as reasonably practicable after the written request at any time of the Holder (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to the Holder a certificate setting forth the Conversion Price then in effect, for the Common Stock.

4.6.10  Calculations.  All calculations under this Section 4.6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

4.6.11  Notice to Allow Conversion by Holder.  If (a) the Company shall declare a dividend (or any other distribution) on the Common Stock; (b) the Company shall declare a special, nonrecurring cash dividend on or a redemption of the Common Stock; (c) the Company shall authorize the granting to all holders of the Common Stock rights, options, or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (d) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at her last address as it shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (y) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights, options, or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights, options, or warrants are to be determined or (z) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash, or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert the Conversion Amount of this Note pursuant to Section 4.1 herein during said twenty (20) day period commencing the date of such notice to the effective date of the event triggering such notice.

5. Company Sale.  In the event of a Company Sale prior to the Maturity Date and prior to any conversion of the Conversion Amount hereunder, the Holder of this Note shall be entitled to receive upon the closing of the Company Sale, as full satisfaction of all amounts owing under this Note, payment in the amount of the greater of (a) the outstanding principal amount of this Note plus all accrued and unpaid interest hereunder, (b) an amount equal to one hundred and twenty-five percent (125%) of the outstanding principal amount of this Note; and (c) the amount which the Holder would have received if this Note were converted to shares  immediately prior to the Closing of the Company Sale.

6. Events of Default.

6.1 Event of Default.  Wherever used herein, "Event of Default" means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) any default in the payment of (i) the principal amount of the Note, or (ii) any interest on the Note; or (iii) other fees owing on the Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of defaults under clause (iii) above, is not cured, within twenty (20) days;

(b)the Company shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within the earlier to occur of (i) thirty (30) days after notice of such default sent by the Holder and (ii) forty-five (45) days after the Company shall become or should have become aware of such failure;

 (c) (i) the Company shall commence a case, as debtor, under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or (ii) there is commenced a case against the Company, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto, which remains undismissed for a period of ninety (90) days; or (iii) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company suffers any appointment of any custodian, receiver, trustee, or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of ninety (90) days; or (v) the Company makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(d) the Company shall default (following the failure to cure as provided in any applicable agreement described in this Section 6.1(d)) in an amount exceeding $100,000 in any of its payment obligations under any credit agreement or other facility, indenture agreement, or other instrument under which may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, with the exception of  mortgages collateralized by real estate and which such outstanding loan is less than 50% of the value of the collateral ;

(e) The issuance of any order or decree enjoining or prohibiting the Company from performing under this Note or any of the Transaction Agreements, which order or decree is not vacated within fifteen (15) days after the granting thereof;

(f) The occurrence of any event or condition, that with the giving of notice or passage of time, or both, could result in a material default by the Company under any other contract, loan, obligation or agreement of any kind to which the Company is a party that results in a material adverse effect against the Company;

(g) The occurrence of any event or condition that Holder, in reasonable judgment, believes results in a material adverse effect against the Company.

                        6.2  Remedies Upon Event of Default.  If any Event of Default occurs, the full Principal Amount of this Note, accrued interest, fees and expenses, together with other amounts owing pursuant hereto, to the date of acceleration shall become, at the Holder's election, immediately due and payable in cash.  Commencing twenty (20) days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue daily at the rate of twelve percent (6%) per annum, payable quarterly.  The Holder need not provide, and the Company hereby waives, any presentment, demand, protest, or other notice or demands of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Holder until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

            7. Transfer Restrictions.  The Holder shall not sell, transfer, convey, or assign the Note until: (a) it has first given written notice to the Company, describing briefly the manner of any such proposed transfer; and (b) (i) it has provided the Company, at the Holder's sole expense, an opinion satisfactory to the Company both in substance and as to the counsel providing such opinion, that such transfer can be made without compliance with the registration requirements of the Securities Act, and applicable state securities laws, or (ii) a registration statement filed by the Company under the Securities Act and applicable state securities laws registering the sale of the Notes by the Holders is declared effective by the Securities and Exchange Commission and state securities commissions having jurisdiction (except, in each case, (y) a transfer of the Note directly to or in trust for the primary benefit of the Holder, the spouse of the Holder, and/or the issue of the Holder and/or her spouse, and (ii) in the event of the death of the Holder, a transfer of the Note from the name of the deceased Holder to the name of either the personal representative of the deceased Holder's estate or the nominee of such personal representative and any subsequent transfer to the heirs or legatees of the deceased Holder).

8. Currency; Payments. All references herein to "dollars" or "$" are to U.S. dollars, and all payments of principal of, and interest on, this Note shall be made in lawful money of the United States of America in immediately available funds.  If the date on which any such payment is required to be made pursuant to the provisions of this Note occurs on a Saturday or Sunday or legal holiday observed in the State of Nevada, such payments shall be due and payable on the immediately succeeding date which is not a Saturday or Sunday or legal holiday so observed.

9. Right of Prepayment.  The Company may prepay the Principal Amount of this Note, in whole or in part, without penalty, and any partial prepayments shall be applied to installments under this Note in the reverse order of their stated maturities.

10. Miscellaneous.

10.1 Time of Essence.  Time is of the essence with respect to the Company's duties and obligations under this Note.

10.2 Amendments and Waivers.  No term of the Note may be amended or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of the Company and the Holder.

10.3 Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as though such provision were so excluded and shall be enforceable in accordance with its terms.  The parties agree to replace such illegal, void, invalid, or unenforceable provision of this Note with a legal, valid, and enforceable provision that shall achieve, to the extent possible, the economic, business, and other purposes of such illegal, void, invalid or unenforceable provision.

10.4 Attorneys' Fees and Costs.  Each party shall bear its own expenses in connection with the issuance of this Note; provided, however, that if any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to its attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.  As used in this Section, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

10.5 Entire Agreement.  This Note, together with the Transaction Agreements delivered in connection herewith, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements, and understandings (including any "term sheets" or similar documents).

10.6 Notices. Any notice or communication required or permitted by this Agreement shall be given in writing and addressed as follows:

                        If to the Company:

CrowdGather, Inc.

23945 Calabasas Rd

Suite 115

Calabasas, CA 92302

Attn: CEO

                        If to the Holder:                        _______________

Notices shall be served personally, by overnight express mail service by a nationally recognized courier, or first-class, certified mail, return receipt requested, postage pre-paid.  If sent personally, notice shall be deemed delivered upon receipt.  If sent by overnight express mail service, notice shall be deemed delivered 24 hours after delivery into the possession and control of the courier.  If sent by first-class, certified mail, return receipt requested, notice shall be deemed delivered the earlier of seventy-two (72) hours after mailing or the date on the return receipt, a refusal being deemed a delivery on the date of refusal.  If the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed delivered on the date the notice-receipt is returned stating that the same was undeliverable at such address.  Any party may give notification to the other party in any manner described above for change of address for the sending of notices.

10.7 Successors and Assigns.  This Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and permitted assigns.  The Company may not voluntarily or involuntarily transfer, convey, or assign this Note, or any of its duties or obligations hereunder, without the Holder's prior written consent, which may be withheld for any reason, or for no reason at all. As used herein, the term "Holder" shall mean and include the successors and permitted assigns of the Holder.

10.8 Absolute Obligation.  Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and accrued interest of, and liquidated damages (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed.  This Note is a direct debt obligation of the Company.

10.9 Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence of such loss, theft, or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

10.10 Usury.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal Amount of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay, or impede the execution of any power herein granted to the Holder, but shall suffer and permit the execution of every such as though no such law has been enacted.

10.11 Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note, and shall not be deemed to limit or affect any of the provisions hereof.

10.12 Governing Law; Venue.  This Note is to be governed by and interpreted in accordance with the laws of the State of Nevada.  Any legal action or proceeding with respect to this Note or any document related hereto shall be brought in the Jefferson County, Nevada Circuit Court or any court of the United States of America for the District of Nevada, and, by execution and delivery of this Note, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts.

[The remainder of this page left intentionally blank.  Signature page immediately follows.]

The Company has caused this Note to be signed in its name and executed as a sealed instrument as of the date first written above.

CrowdGather, Inc.

By:       _________________________________________

Name:  Sanjay Sabani

Title:  Chief Executive Officer

Signature page to Convertible Promissory Note

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the Conversion Amount under the Secured Convertible Promissory Note (the "Note") of CrowdGather, Inc., a Nevada corporation (the "Company") into Shares of common stock, all as defined and pursuant to the terms and conditions of the Convertible Promissory Note, as of the date written below.

Furthermore, with respect to the accrued and unpaid interest on the Note as of the Conversion Date, the undersigned hereby elects (CHOOSE ONE):

____    To include such accrued and unpaid interest in the Conversion Amount

OR

____    To receive payment from the Company for such accrued and unpaid interest.

The undersigned agrees to comply with the delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock or Warrants.

Date:

Signature:

Name:

Address: